                                                                   EXHIBIT 23.2



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Precision Systems, Inc. on Form S-3 of our reports dated October 31, 1996, appearing in the Annual Report on Form 10-K of Precision Systems, Inc. for the year ended August 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche
Tampa, Florida
February 27, 1997

                                                                   EXHIBIT 23.2



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Form S-3 registration statement of Precision Systems, Inc. of our report dated October 31, 1996, on our audit of the consolidated financial statements and financial statement schedules of the Vicorp Group as of August 31, 1996 and for the five months then ended.



/s/ Coopers & Lybrand N.V.
--------------------------
Coopers & Lybrand N.V.
February 28, 1997
Utrecht, The Netherlands